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EXHIBIT 23.1

CONSENT OF GRANT THORNTON LLP

Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        We have issued our report dated January 9, 2004 accompanying the consolidated financial statements of Harleysville National Corporation and Subsidiaries appearing in the 2003 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 2003 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement and of the aforementioned report.

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
June 2, 2004

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EXHIBIT 23.1 CONSENT OF GRANT THORNTON LLP
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT